Exhibit 99.1

CalciMedica Announces Proposed Public Offering of Common Stock

LA JOLLA, Calif., October 30, 2024 /PRNewswire/ — CalciMedica, Inc. (“CalciMedica” or the “Company”) (Nasdaq: CALC), a clinical-stage biopharmaceutical company focused on developing novel calcium release-activated calcium (“CRAC”) channel inhibition therapies for acute and chronic inflammatory and immunologic illnesses, today announced that it has commenced an underwritten public offering of its shares of common stock.

All of the shares to be sold in the underwritten public offering are to be sold by the Company. In connection with the proposed offering, the Company expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Jones is acting as the sole book-running manager for the offering.

The underwritten public offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-273949) (including a base prospectus) previously filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2023 and declared effective by the SEC on August 18, 2023. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the underwritten public offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the underwritten public offering may also be obtained by contacting: JonesTrading Institutional Services LLC, Attention: Equity Capital Markets, 325 Hudson Street, 6th Floor New York, New York 10013; email: ecm@jonestrading.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About CalciMedica

CalciMedica is a clinical-stage biopharmaceutical company focused on developing novel CRAC channel inhibition therapies for inflammatory and immunologic diseases. CalciMedica’s proprietary technology targets the inhibition of CRAC channels to modulate the immune response and protect against tissue cell injury, with the potential to provide therapeutic benefits in life-threatening inflammatory and immunologic diseases for which there are currently no approved therapies. CalciMedica’s lead product candidate Auxora™ has demonstrated positive and consistent clinical results in multiple completed efficacy clinical trials. CalciMedica has announced data for a Phase 2b trial (called CARPO – NCT04681066) in patients with AP with SIRS and completed a Phase 2 trial (called CARDEA – NCT04345614) in patients with COVID pneumonia. The Company is currently conducting a Phase 2 trial (called KOURAGE – NCT06374797) in patients with AKI with associated AHRF with data expected in 2025 and continuing to support the ongoing Phase 1/2 trial (called CRSPA – NCT04195347) in patients with AIPT with data expected in 2025. CalciMedica was founded by scientists from Torrey Pines Therapeutics and the Harvard CBR Institute for Biomedical Research, and is headquartered in La Jolla, CA.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for CalciMedica, including statements about the timing, terms and completion of the underwritten public offering, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: CalciMedica’s inability, or the inability of the underwriter, to satisfy the conditions to closing for the proposed underwritten public offering; and economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in CalciMedica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 12, 2024, and other filings CalciMedica makes with the SEC from time to time and available at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. CalciMedica undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

CalciMedica Contact:

Investors and Media

Argot Partners

Sarah Sutton/Kevin Murphy

calcimedica@argotpartners.com

(212) 600-1902